EXHIBIT 99.2


                                  June 8, 1998



Aviation Sales Company
6905 N.W. 25th Street
Miami, Florida 33122


Ladies and Gentlemen:

         Reference is made to that Registration Statement on Form S-4 (the "Registration Statement") of Aviation Sales Company (the "Company"), which is being filed with the Securities and Exchange Commission in order to register shares of the Company's common stock to be issued in connection with the merger of Whitehall Corporation with a wholly owned subsidiary of the Company.

         Pursuant to Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Proxy Statement-Prospectus included in the Registration Statement as a person about to become a director of the Company and to the filing of this consent as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           /S/ GEORGE F. BAKER
                                           -------------------------------------
                                           George F. Baker